UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

NMF SLF I, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56123	83-3291673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2023, the Board of Directors (the “Board”) of NMF SLF I, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”), appointed Barbara Daniel as a director effective July 1, 2023.  The Board, upon the recommendation of the Nominating Committee, also appointed Ms. Daniel to serve on the Audit Committee of the Board, the Valuation Committee of the Board, and the Nominating Committee, effective July 1, 2023. The Board determined that Ms. Daniel is not an “interested person” of the Company under Section 2(a)(19) of the Investment Company Act of 1940, as amended, and thus will be an independent director.

Ms. Daniel is a global media and entertainment executive with over 30 years of experience across strategy, mergers and acquisitions and corporate finance. As Senior Vice President and Head of Corporate Strategy at SiriusXM (Nasdaq: SIRI) since 2015, Ms. Daniel advises the CEO and partners with fellow Executive Leadership Team members to drive the company’s overall corporate strategy and is responsible for M&A and strategic investments. She joined SiriusXM in 2012 as Treasurer. Prior to that, she served as Senior Vice President, Corporate Treasurer at E*TRADE Financial Corporation (Nasdaq: ETFC), an electronic trading platform, and was Chief Financial Officer at CIFC Asset Management LLC, a corporate and structured credit investment firm. Ms. Daniel also previously served as Managing Director, Investment Banking at JPMorgan Chase advising Telecom, Media and Technology start-ups and Fortune 100 companies. Further, she is a Director on the board of SoundCloud and served as the Chairperson of the Audit Committee for ISOS Capital and held a position on the board of SiriusXM Canada. Ms. Daniel holds a BA degree in Economics from William and Mary University and an MBA from Cornell University — S.C. Johnson Graduate School of Management.

As an independent director, Ms. Daniel will receive the same compensation as the Company’s other independent directors, as most recently described in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission on March 13, 2023. There are no arrangements or understandings between Ms. Daniel and any other persons pursuant to which she was appointed as a director of the Company. There are also no family relationships between Ms. Daniel and any director or executive officer of the Company. Ms. Daniel does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMF SLF I, Inc.

By:	/s/ Joseph W. Hartswell
Name: Joseph W. Hartswell
Title: Chief Compliance Officer and Corporate Secretary

Date: June 30, 2023